UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

July 31, 2025

Date of Report (Date of Earliest Event Reported)

Endo LP

(Exact name of registrant as specified in its charter)

Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Great Valley Parkway, Malvern, Pennsylvania 19355

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +1 (484) 216-0000

Endo, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introduction

Transaction Agreement

On July 31, 2025, pursuant to the Transaction Agreement, dated as of March 13, 2025 (as amended on April 23, 2025, the “Transaction Agreement”), by and among Endo, Inc., a Delaware corporation (which has been converted into Endo LP, a Delaware limited partnership, the “Company” or “Endo”), Mallinckrodt plc, an Irish public limited company (“Mallinckrodt”), and Salvare Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Mallinckrodt (“Merger Sub”), Mallinckrodt acquired Endo by means of the merger of Merger Sub with and into the Company (such merger, the “Merger” and, together with other transactions contemplated by the Transaction Agreement, the “Transactions”), with the Company surviving the merger as a wholly owned subsidiary of Mallinckrodt.

Effect on Capital Stock

On July 31, 2025, pursuant to the Transaction Agreement, at the Effective Time of the business combination (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time, other than shares of Company Common Stock owned by the Company, any Company subsidiary, Mallinckrodt, Merger Sub or any of their respective subsidiaries, was cancelled and converted into the right to receive (i) 0.2575 of an ordinary share of Mallinckrodt (the “Mallinckrodt Ordinary Shares”) (such number of Mallinckrodt Ordinary Shares, the “Per Share Stock Consideration”) and approximately $1.31 in cash (the “Per Share Cash Consideration” and together with the Per Share Stock Consideration, the “Transaction Consideration”). , without interest and subject to applicable withholding. Former holders of Endo common stock will receive cash in lieu of any fractional Mallinckrodt Ordinary Shares they would otherwise have been entitled to receive.

Following the Merger, on August 1, 2025, the Company converted into Endo LP, a Delaware limited partnership (the “Conversion”). In the Conversion, all of the Company Common Stock issued and outstanding prior to the Conversion was converted into one hundred percent (100%) of the partnership interest of Endo LP.

Treatment of Equity Awards

Pursuant to the Transaction Agreement, at the Effective Time:

(i)  each outstanding restricted stock unit award in respect of Endo common stock that was subject only to time-based vesting requirements (an “Endo RSU Award”) and that was held by an employee of Endo or a subsidiary of Endo, was assumed by Mallinckrodt and converted into a restricted stock unit award in respect of a number of Mallinckrodt Ordinary Shares (a “Mallinckrodt RSU Award”) equal to (i) the total number of shares of Endo common stock underlying such Endo RSU Award as of immediately prior to the Effective Time multiplied by (ii) the sum of (x) the Per Share Stock Consideration plus (y) the quotient obtained by dividing the Per Share Cash Consideration by a measure of the price per share of Mallinckrodt Ordinary Shares as specified in the Transaction Agreement (referred to as the “Mallinckrodt Per Share Price”). Each Mallinckrodt RSU Award will continue to have, and will continue to be subject to, the same terms and conditions (including vesting schedules) that applied to the corresponding Endo RSU Award as of immediately prior to the Effective Time, except that such Mallinckrodt RSU Award will be accelerated upon certain terminations of employment, as described below;

(ii) each outstanding Endo RSU Award that was held by a non-employee director of Endo became fully vested and all rights in respect of such Endo RSU Award were canceled and automatically converted into the right of the holder to receive an amount in cash equal to the product of (i) the number of shares of Endo common stock underlying such Endo RSU Award multiplied by (ii) the sum of (x) the Mallinckrodt Per Share Price multiplied by the Per Share Stock Consideration plus (y) the Per Share Cash Consideration; provided, however, that for this purpose, Mr. Hirsch will be treated as a non-employee director;

(iii) each outstanding restricted stock unit award in respect of Endo common stock that was subject, in whole or in part, to performance-based vesting conditions (an “Endo PSU Award”) was assumed by Mallinckrodt and converted into a Mallinckrodt RSU Award in respect of a number of Mallinckrodt Ordinary Shares equal to the product of (i) the total number of shares of Endo common stock underlying such Endo PSU Award as of immediately prior to the Effective Time (assuming performance goals are achieved at the target level), multiplied by (ii) the sum of (x) the Per Share Stock Consideration plus (y) the quotient obtained by dividing the Per Share Cash Consideration by the Mallinckrodt Per Share Price. Such Mallinckrodt RSU Award shall otherwise be subject to the same terms and conditions (including vesting) as applied to the corresponding Endo PSU Award as of immediately prior to the Effective Time, except that such Mallinckrodt RSU Award will be accelerated upon certain terminations of employment, as described below; and

(iv) each outstanding long-term cash award granted by Endo which was subject to time-based vesting requirements and/or performance-based vesting requirements (an “Endo Cash LTI Award”) was assumed by Mallinckrodt and converted into a long-term cash award granted by Mallinckrodt (a “Mallinckrodt Cash LTI Award”). Each such Mallinckrodt Cash LTI Award will be subject to the same terms and conditions (including vesting) as applied to the corresponding Endo Cash LTI Award as of immediately prior to the Effective Time; provided that any performance goals that applied to the Endo Cash LTI Award were assumed to have been earned at the target level as of immediately prior to the Effective Time and such Mallinckrodt Cash LTI Award will be accelerated upon certain terminations of employment, as described below. The Mallinckrodt RSU Awards and Mallinckrodt Cash LTI Awards issued in replacement of Endo RSU Awards, Endo PSU Awards and Endo Cash LTI Awards, as applicable, are referred to as “Replacement Awards.”

If the holder of any Replacement Award experiences a termination of employment (i) by Mallinckrodt or any subsidiary of Mallinckrodt without “cause” (as defined in the Endo 2024 Stock Incentive Plan) or (ii) by the holder for “good reason” (to the extent such holder has an employment agreement that provides for severance benefits upon a resignation for “good reason,” and in such case as defined in such employment agreement), in either case, during the 24-month period following the Effective Time, such Replacement Award will become fully vested at the time of such termination.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Transaction Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

The Company notified the OTCQX Best Market (“OTCQX”) on July 31, 2025 of the consummation of the Transaction. In connection with the consummation of the Transaction, the Company requested that the OTCQX suspend trading of Company Common Stock on the OTCQX and remove Company Common Stock from listing on the OTCQX, in each case, prior to the opening of the market on August 1, 2025.

The Company will file a Form 15 with the Securities and Exchange Commission to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Item 2.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Company Common Stock immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company other than the right to receive the Transaction Consideration pursuant to the Transaction Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Mallinckrodt.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As of immediately following the Effective Time, in accordance with the Transaction Agreement, each of Paul Herendeen, Paul Efron, Scott Hirsch, Sophia Langlois, Andy Pasternak and Marc Yoskowitz, comprising all of the members of the Company’s board of directors, ceased serving as a member of the Company’s board of directors and each committee thereof. As of immediately following the Effective Time, each of Matthew Peters and Mark Tyndall became a member of, and collectively comprise the sole members of, the Company’s board of directors.

Each of Scott Hirsch, Mark T. Bradley, Matthew J. Maletta and James P. Tursi, M.D., who were officers of the Company as of immediately prior to the Effective Time, ceased to be an officer of the Company immediately following the Effective Time. In addition, effective as of immediately following the Effective Time, Matthew Peters was appointed to serve as the President and Treasurer of the Company.

Mallinckrodt recently approved its ordinary course independent valuation of the Mallinckrodt Ordinary Shares, which resulted in a per-share valuation that is greater than the per-share valuation implied by the cash-out amount that is payable to Endo's directors for their Endo RSU Awards under the formula in the Transaction Agreement. To ensure more consistent treatment of Endo and Mallinckrodt directors, the Company's board of directors approved a payment to directors in respect of their Endo RSU Awards based on the value implied by Mallinckrodt's most recent independent valuation, which resulted in an aggregate incremental payment to Endo's directors of approximately $645,000.

Prior to the Effective Time, Mr. Tursi, who served as the Company’s Executive Vice President, Global Research and Development, entered into a transition and separation agreement (the “Separation Agreement”), dated July 30, 2025, pursuant to which Mr. Tursi would be terminated on the day that is 60 days after the Effective Time and would be entitled to receive the compensation and benefits described in the Separation Agreement, subject to his compliance with the terms and conditions of the Separation Agreement.

On July 29, 2025, Endo entered into a Noncompetition and Consulting Agreement (the “Consulting Agreement”) with Mr. Hirsch, which amended the Employment Agreement between Endo and Mr. Hirsch dated August 26, 2024 (as amended on January 6, 2025, the “Employment Agreement”) and modified the Transition Letter entered into between Endo and Mr. Hirsch on March 13, 2025 in connection with the signing of the Transaction Agreement. Pursuant to the terms of the Consulting Agreement, Mr. Hirsch will no longer serve as the interim Chief Executive Officer of the Company, but will continue to be employed as a senior advisor to the Company in a full-time capacity through the date that is 60 days after the later of the Merger Effective Time or August 15, 2025 (the “Transition Period”). During the Transition Period, Mr. Hirsch will continue to receive the same compensation and benefits as provided for under his Employment Agreement, which includes a monthly base salary of $750,000. Following the Transition Period, Mr. Hirsch’s employment will terminate, and the Company will engage Mr. Hirsch as a consultant to provide transitional services for a period of six months following the Transition Period.

Pursuant to the terms of the Consulting Agreement, Mr. Hirsch will receive (i) $750,000 per month for a period of 12 months following the Transition Period, for a total of $9,000,000, and (ii) contingent upon his making a valid election to continue group health benefits in accordance with COBRA, payment of the full premium under COBRA for him and his dependents for 12 months following the end of the Transition Period, subject to his signing and not revoking a release of claims against the Company and his compliance with certain non-competition obligations commencing as of the Effective Time and continuing for 12 months after the end of the Transition Period.

In light of their additional efforts in connection with the completion of the Transaction, the Company’s board of directors (including the disinterested members of the board) approved transaction bonuses for certain of Endo’s non-employee directors as follows: Mr. Herendeen, $100,000; Ms. Langlois, $100,000; Mr. Pasternak, $100,000; Mr. Yoskowitz, $250,000.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01, Item 3.03, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Transaction Agreement, at the Effective Time, the certificate of incorporation of the Company and the bylaws of the Company were amended and restated and, respectively, as so amended and restated, became the certificate of incorporation and bylaws of the Company until further changed or amended as provided therein or by applicable law. Copies of the Company’s amended and restated certificate of incorporation and bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Following the Merger, on August 1, 2025, the Company effectuated the Conversion, and is governed by the terms of a certificate of limited partnership and limited partnership agreement, which are attached as Exhibits 3.2 and 3.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Transaction Agreement, dated as of March 13, 2025, by and among Endo, Inc., Mallinckrodt plc and Salvare Merger Sub LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 14, 2025).
2.2	Amendment to the Transaction Agreement, dated as of April 23, 2025, by and among Mallinckrodt plc, Salvare Merger Sub LLC and Endo, Inc. (incorporated by reference to Annex C to the Proxy Statement filed by the Company with the Securities and Exchange Commission on May 12, 2025)
3.1	Amended and Restated Certificate of Incorporation of Endo, Inc., dated July 31, 2025.
3.2	Amended and Restated Bylaws of Endo, Inc., dated July 31, 2025.
3.3	Certificate of Limited Partnership of Endo LP, dated July 29, 2025.
3.4	Limited Partnership Agreement of Endo LP, dated August 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO LP
By: ELP 2025 GP Limited
Its: General Partner

Date: August 1, 2025	By:	/s/ Mark Tyndall
	Name:	Mark Tyndall
	Title:	Authorised Signatory